UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2008

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FUELNATION INC.

(Exact name of registrant as specified in its charter)

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Florida	1-12350	65-0827283
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

999 Stinson Way, Suite 301, West Palm Beach, Florida 33411

Address of Principal Executive Office) (Zip Code)

561-383-821

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure.

On September 08, 2008, Waste Energy Of Brazil One, LLC, a wholly owned subsidary of FuelNation Inc. entered into a purchase and sale contract with PREMODISA SOROCABA PRÉ-MOLDADOS LTDA, with headquarters in the city of Sorocaba, São Paulo, Brazil. This contract is for the purchase of 200,000 (two hundred thousand) square meters of land located in Sorocaba, São Paulo, Brazil. The Purchase price for the land is R$15,000,000 or approximatley ($7,500,000 USD) that will be paid through 12 (twelve) equal monthly installaments 6 months from signing or upon the sooner of approval to construct two waste to energy plants or a period of 180 days. The two plants will be comprising of one Municipal Solid Waste Plant processing 1,500 metric tons daily of waste, producing 30MWh of power.  The second plant will handle 500 metric tons daily of Industrial /hazardous waste. Both plants will be built with EPI Technology (Energy Products of Idaho). Design, Engineering, Construction  and Management with be provided by SEFICO Inc.

The contract  is attached as Exhibit 99.1 to this Form 8-K. This information is provided under Item 2.02 of Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	SALES AND PURCHASE CONTRACT dated September 2008, which is being furnished pursuant to Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUELNATION INC.

By:	/s/ CHRISTOPHER ROBERT SALMONSON
Christopher Robert Salmonson Chief Executive Officer

Date: September 08, 2008